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                                                                   EXHIBIT 10.20

                             AGREEMENT OF SUBLEASE
                             ---------------------

     AGREEMENT OF SUBLEASE, made as of the 24th day of June, 1997 by and between
                                           ----
Prodigy Services Corporation, with an office at 445 Hamilton Avenue, White Plains, New York, 10601 (hereinafter referred to as "Sublessor") and SplitRock Services, Inc., a corporation having an office at 2170 Buckthorne Place, Woodlands, Texas 77380 (hereinafter referred to as "Sublessee").

     WHEREAS, Sublessor is presently the tenant under that certain lease dated June 6, 1988 between Crow Kelly #1, as landlord, and Sublessor, as tenant, covering the entire building known as 1565 Front Street, Yorktown Heights, New York (the "Building") , which lease was modified by a Letter Agreement dated January 20, 1989, and an Amendment to Lease dated the ____ day April, 1995, between Federal Deposit Insurance Corporation as Receiver of New Bank of New England, N.A., as successor in interest to Crow Kelly #1, with an address c/o RECOLL Management Corporation at 245 Summer Street, Boston, Massachusetts 02210, and Sublessor (which lease, as modified and amended, is hereinafter referred to collectively as the "Prime Lease"); and

     WHEREAS, Sublessee desires to lease from Sublessor and Sublessor is willing to lease to Sublessee a portion of the premises leased under the Prime Lease, consisting of approximately 12,500 rentable square feet as denoted on Schedule A annexed hereto, (which space is hereinafter called the "Subleased Premises").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, for themselves, their successors and assigns, hereby covenant and agree as follows:

     1.  Term. Sublessor does hereby lease to Sublessee and Sublessee does
         ----
hereby hire and take from Sublessor the Subleased Premises for a term commencing as of July 1, 1997 and ending February 28, 2001 or until such term shall sooner end as may be provided in this Sublease. Sublessee may terminate this Sublease effective upon December 31 of 1999 or 2000 year upon three months prior written notice to Sublessor. In the event Sublessor terminates for any reason the Full Service Agreement between Sublessor and Sublessee of even date herewith, this Sublease shall terminate upon the termination date of the Full Service Agreement.

     2.  Fixed Rent. (a) The obligation of Sublessee to pay fixed annual rent
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hereunder shall commence on July 1,1997 and continue throughout the term hereof.

         (b) Sublessee shall pay to Sublessor, commencing as of the rent commencement date hereinbefore described, a fixed annual rent equal to $20.83 per square foot, in equal monthly installments in advance on the first day of each month during the term of this Sublease. All amounts payable pursuant to this Sublease shall be deemed rent, and shall be payable without set-off or deduction whatsoever, at the offices of Sublessor or such other place as Sublessor may designate in writing. The first month's rent payable hereunder shall be paid to Sublessor at the time the assets are delivered pursuant to the Definitive Agreement between the parties.

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          (c) All costs, charges and expenses which Sublessee assumes or agrees to pay to Sublessor, pursuant to this Sublease, shall be deemed additional rent and, in the event of nonpayment, Sublessor shall have the rights and remedies herein provided for in the case of nonpayment of rent.

     3.   Additional Rent. Sublessee shall also pay to Sublessor as additional
          ---------------
rent hereunder, commencing as of the rent commencement date hereinbefore described, a sum on account of additional rent, as calculated in accordance with the attached Schedule B. Additional rent payable under this Paragraph 3 represents payment for (i) Sublessee's share of any increase of costs to Sublessor with respect to insurance, taxes, and assessment on the Building for any calendar year after 1997 and (ii) the following services which shall be made available by Sublessor to Sublessee: the use of common areas of the Building; the use of furniture, fixtures, desktop and laptop personal computers, and leasehold improvements in the Subleased Premises which will be used by Sublessee's employees and independent contractors; maintenance and cleaning of and trash removal from the Subleased Premises; security for the Building; maintenance and repair of heating, ventilation and air conditioning systems in the Building; maintenance and repair of elevators in the Building, and other base building type services. Sublessee's share of costs under this Paragraph 3.(B)(i) shall be 20.49% of the total costs. Sublessee shall purchase telephone services from Sublessor at Sublessor's cost. Sublessor will establish its own accounts for mail, courier, outside printing and similar services.

     4.   Use. Sublessee shall use and occupy the Subleased Premises solely for
          ---
any use permitted by the Prime Lease, and for no other purpose. The Subleased Premises are only a portion of the Building, and therefore, the parties acknowledge that each party's employees shall have access to the common areas, and unless security measures are installed and enforced, the employees, agents, invitees, and licensees of each party ("Persons") may have access to each other's premises within the Building. Notwithstanding installation of appropriate security measures, such Persons shall have access to the common areas. Sublessee and Sublessor will cause each of their employees having access to the Subleased Premises to execute confidentiality agreements relating to each other's confidential information.

     5.   Prime Landlord Consent. This Sublease is made pursuant to paragraph 20
          ----------------------
of the Prime Lease, and no consent is needed.

     6.   Subleased Premises "As Is". Sublessee acknowledges and agrees that it
          --------------------------
has examined the Subleased Premises, is fully familiar with the physical condition thereof, and accepts possession of the Subleased Premises in their "as is" condition

     7.   Prime Lease. (a) Sublessee acknowledges that it has read and examined
          -----------
the Prime Lease, and the modification and amendment thereof, and is fully familiar with all the terms, covenants and conditions on the Sublessor's part to be performed thereunder, and that, subject to the express provisions of this Sublease, all of the terms, covenants and conditions of the Prime Lease are incorporated hereinthis Sublease, all of the terms, covenants and conditions of the Prime Lease

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are incorporated herein as if set forth at length, and those applying to the
Tenant therein shall apply to Sublessee.

          (b) Sublessee does hereby assume and agree to be bound by and perform all of the terms, covenants and conditions on Sublessor's part to be performed thereunder as the same affect the Subleased Premises. In the event Sublessee shall default in the full performance of any of the terms, covenants and conditions on its part to be performed under this Sublease, then Sublessor shall have the same rights and remedies with respect to such default as are given to Landlord under the Prime Lease with respect to defaults by Sublessor, as tenant, under the Prime Lease. Notwithstanding the foregoing, this Sublease is separate from and subordinate to the Prime Lease.

     8.   Alterations. Sublessee shall not make or permit the making of any
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alterations, decorations, installments, additions or improvements, in or to the
Subleased Premises without Sublessor's prior written consent, which shall not be unreasonably withheld or delayed, and, additionally, any necessary prior written consent of Landlord in accordance with the Prime Lease. Any work by Sublessee shall comply with the governing provisions of the Prime Lease. Sublessee agrees to pay all costs and expenses in connection with obtaining any consent required by Landlord and in making such alterations, decorations, installments, additions or improvements.

     9.   Assignment/Subleasing/Mortgages. (a) Sublessee may assign to an
          -------------------------------
affiliate of Sublessee this Sublease or further sublease the Subleased Premises to an affiliate of Sublessee in whole or in part without the prior written consent of Sublessor; provided however, that any such assignment shall not release Sublessee from its obligations hereunder. Except as set forth in this Paragraph 9(a), Sublessee may not mortgage, pledge or otherwise encumber, whether voluntarily, by operation of law, or otherwise, this Sublease or further sublease the Subleased Premises in whole or in part without the prior written consent of Sublessor, which may be withheld by Sublessor in its sole discretion.

          (b) If the Subleased Premises or any part thereof be sublet or occupied by any person or persons other than Sublessee, whether or not in violation of the provisions of this Sublease, Sublessor may, after default by Sublessee, collect rent from the subtenant or occupant and apply the net amount collected to the curing of any default hereunder in any order or priority Sublessor may elect, any unexpended balance to be applied by Sublessor against any rental or other obligations subsequently becoming due, but no such subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the subtenant or occupant as a tenant or a release of Sublessee from the full performance by Sublessee of all of the terms, conditions and covenants of this Sublease.

          (c) Each and every assignee or transferee, whether as assignee or as successor in interest of Sublessee or as assignee or successor in interest of any assignees, shall immediately be and remain liable jointly and severally, with Sublessee and with each other for the payment of the rent, additional rent and other charges payable under this Sublease and for the due performance of all covenants, agreements, terms and provisions of this Sublease on the part of Sublessee to be paid

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and performed to the full end of the term of this Sublease.

          (d) Any consent by Sublessor or the landlord under the Prime Lease that may hereafter be given to any act of assignment, mortgage, pledge, encumbrance or subletting shall be held to apply only to the specific transaction thereby approved. Such consent shall not be construed as a waiver of the duty of Sublessee or its successors or assigns to obtain from Sublessor and the landlord under the Prime Lease consents to any other subsequent assignment, mortgage, pledge, encumbrance or subletting, or as a modification or limitation or the rights of Sublessor with respect to the foregoing covenants by Sublessee.

     10.  Services. (a) Sublessee shall be entitled to receive all services to
          --------
be rendered to the Sublessor under the Prime Lease for the Subleased Premises.

          (b) Subject to the provisions of Paragraph 11 hereof, Sublessee shall also be entitled to receive all services which Sublessor secures for the Subleased Premises. Sublessor shall continue to provide services to Sublessee as such are existing on the date of this Sublease for the term of this Sublease, at the same level as they exist on the date hereof. If Sublessor seeks to modify in any material respect the services delivered to the Subleased Premises, Sublessor shall consult in good faith with Sublessee in determining the scope, if any, of such modification. Upon conclusion of any such agreement to modify such services, Sublessee shall pay its pro-rata cost of any additional cost incurred as a result of such modification, and will receive the benefit of any reduction in cost as a result of such modification. If Sublessee does not agree to the modification of services, then Sublessee shall not be required to pay any cost of such modification.

     11.  Electrical Service. (a) Sublessee agrees not to connect any
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electrical equipment of any type to the Building electric distribution systems not permitted under the Prime Lease or which would adversely affect the electrical system without the prior written consent of Sublessor and Sublessor's landlord under the Prime Lease.

          (b) Sublessee agrees that in the event Sublessor is required to provide electric service through an emergency power system Sublessor may terminate the ancillary services to be provided by Sublessor under Paragraph 3.B hereof during such period the emergency power system is used.

     12.  Prime Landlord Default. If the landlord under the Prime Lease shall
          ----------------------
default in the performance or observance of any of its agreements or obligations under the Prime Lease (including any obligation for the payment of money), Sublessor shall have no liability therefor to Sublessee and shall be excused from performance of the corresponding obligation which may be owed to Sublessee under this Sublease. In this connection, Sublessor shall fully cooperate with Sublessee in the assertion of any claims hereunder, in the name of Sublessee or otherwise, against Sublessor's landlord. No such default shall excuse Sublessee from the performance of any of its obligations to be performed under this Sublease, or entitle Sublessee to terminate this Sublease or to any reduction

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in or abatement of any of the rents provided for in this Sublease, unless, and only to the extent that, Sublessor shall be excused from the performance of a corresponding obligation as the tenant under the Prime Lease, or shall be entitled to a reduction in or abatement of any of the rents provided for in the Prime Lease with respect to these Subleased Premises, by reason of such default by the Sublessor's landlord.

     13.  Sublessee's Obligation to Cure Defaults. Anything contained in any
          ---------------------------------------
provision of this Sublease to the contrary notwithstanding, Sublessee agrees, with respect to the Subleased Premises, to comply with and remedy any default in this Sublease or the Prime Lease which is the Sublessee's obligation to cure, within the period allowed to Sublessor as tenant under the Prime Lease even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublessor to Sublessee is given after the corresponding notice of default from Sublessor's landlord to Sublessor. Sublessor agrees to forward to Sublessee, promptly upon receipt thereof by Sublessor, a copy of each notice of default received by Sublessor in its capacity as tenant under the Prime Lease. Sublessee agrees to forward to Sublessor, promptly upon receipt thereof, copies of any notices received by Sublessee from the Sublessor's landlord or from any governmental authorities affecting the Subleased Premises.

     14.  Indemnification. Sublessee does hereby indemnify Sublessor and
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agrees to defend and to hold Sublessor harmless of and from any claim, liability, damage or loss whether under the Prime Lease or otherwise, by reason of any negligent act or negligent omission on the part of Sublessee hereunder including, without limitation, all cost and expense of Sublessor associated with enforcing this indemnification.

     15.  Insurance. Sublessee shall obtain and maintain throughout the term
          ---------
hereof the insurance Sublessor is obligated to maintain as tenant under the Prime Lease and Sublessee shall cause both the landlord under the Prime Lease and Sublessor to be named as additional insureds on all such policies. Sublessee shall deliver evidence of such insurance, in accordance with the terms of the Prime Lease, to Sublessor on or before July 1, of each year of the term.

     16.  Security Deposit. Sublessee shall not be required to deposit any sums
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as security for its performance under this Sublease.

     17.  Sublessee's Representations. Sublessee represents that it is a duly
          ---------------------------
organized Texas corporation, in good standing, and shall be qualified to do business in New York effective July 1, 1997, that it has taken all necessary corporate action to approve and authorize the execution and delivery of this Sublease, and that this Sublease is enforceable in accordance with its terms.

     18.  Entire Agreement/Modifications. This Sublease contains the entire
          ------------------------------
agreement and undertaking between the parties. There are no oral understandings, terms or other conditions and neither party has relied upon any representation, express or implied, not contained in this Sublease. All prior undertakings, terms, representations, conditions or agreements, oral or written, are deemed merged in this Sublease. This Sublease cannot be changed or supplemented orally but only by an agreement in writing and signed by both parties hereto.

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     19.  Sublessor's Obligations. Sublessor covenants that so long as Sublessee
          -----------------------
is not in default under this Sublease, and subject to Sublessee's obligations hereunder, Sublessor will not default in any of its material obligations under the Prime Lease during the term hereof. If Sublessor shall default on any of its material obligations under the Prime Lease, Sublessee may terminate this Sublease with no further obligation hereunder. Sublessor further covenants that subject to the provisions of the Amendment to Lease, if Sublessor seeks to exercise its rights to early termination of the Prime Lease, pursuant to the Amendment to Lease, it shall do so at its sole cost and expense and only with Sublessee's consent, which consent shall not be unreasonably withheld. Sublessor will not voluntarily enter into any agreement with the landlord under the Prime Lease which would result in the termination of the Prime Lease prior to the expiration or sooner termination of this Sublease, without Sublessee's express prior written consent, which consent shall not be unreasonably withheld.

     20.  Successors. The covenants, terms, conditions, provisions and
          ----------
undertakings in this Sublease shall extend to and be binding upon the successors and permitted assigns of the respective parties hereto.

     21.  Notices. Any notice or communication which either party hereto may
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desire or be required to give to the other, shall be deemed sufficiently given or rendered if, in writing, it is sent by registered or certified mail or by private, independent, same-day or overnight courier, addressed to the party at the address set forth at the start of this Sublease or at such other address as either party shall by written notice to the other from time to time designate. The time of the giving of such notice shall be deemed to be five (5) days after the time when same is mailed or one (1) day after delivery to a private courier, as hereinabove provided. Attorneys to a party may deliver notices on behalf of that party. Invoices, bills, statements and the like, may be sent by ordinary first class mail.

     22.  Brokers. Sublessee represents and warrants that it neither consulted
          -------
nor negotiated with any broker or finder with regard to the Subleased Premises or this Sublease, Sublessee agrees to indemnity, defend and save Sublessor harmless from and against any claims for fees or commissions from anyone who claims to have dealt with Sublessee in connection with the Subleased Premises or this Sublease.

     23.  Governing Law. The laws of the State of New York govern this Sublease,
          -------------
without regard to conflict of law rules.

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     IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.



                               Sublessor:

                               PRODIGY SERVICES CORPORATION


                               By:    /s/ Paul W. Delacey
                                      ---------------------------------------
                               Name:  Paul W. Delacey
                               Title: President





                               Sublessee:

                               SPLITROCK SERVICES, INC.


                               By:    /s/ William R. Wilson
                                      ---------------------------------------
                               Name:  William R. Wilson
                               Title: President

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